UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       November 20, 2008

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Parkway, Somerville, New Jersey	08876
(Address of principal executive offices)	(Zip Code)

(908) 722-4800
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 20, 2008, Tekni-Plex, Inc. (the “Company”) commenced the solicitations (the “Consent Solicitations”) of the consents of holders of its outstanding 10 7/8% Senior Secured Notes due 2012 (the “2012 Notes”) and its outstanding 8 ¾% Senior Secured Notes due 2013 (the “2013 Notes” and, together with the 2012 Notes, the “Notes”), to waive and amend certain covenants in: (i) the Indenture, dated as of June 10, 2005, by and among the Company, each of the guarantors party thereto and HSBC Bank USA, National Association, as trustee (the “Trustee”), pursuant to which the 2012 Notes were issued (as amended and supplemented, the “2012 Indenture”) and (ii) the Indenture, dated as of November 21, 2003, by and among the Company, each of the guarantors party thereto and the Trustee, pursuant to which the 2013 Notes were issued (as amended and supplemented, together with the 2012 Indenture, the “Indentures”).

The principal purposes of the Consent Solicitations are to (i) waive the Company’s failure to comply with Section 4.03 of the Indentures which require the Company to file an Annual Report on Form 10-K for the fiscal year ended June 27, 2008 (the “2008 Form 10-K”) and a Quarterly Report on Form 10-Q for the fiscal period ended September 26, 2008 (the “First Quarter Form 10-Q”) with the Securities and Exchange Commission (“SEC”) (such waiver, the “SEC Reporting Waiver”), (ii) waive the Company’s failure to comply with Section 4.04 of the Indentures which require the Company to deliver an Officers’ Certificate (the “Compliance Certificate”) to the Trustee in connection with its fiscal year ended June 27, 2008 stating that, among other things, the Company is not in default in the performance or observance of any of the terms, provisions and conditions of the Indentures or the Security Documents (as defined in the Indentures) (such waiver, together with the SEC Reporting Waiver, the “Proposed Waivers”) and (iii) suspend through December 30, 2009 (the “Filing Suspension Period”), the Company’s obligations under each of the Indentures to file Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively, and Current Reports on Form 8-K with the SEC (the “Proposed Amendments”).

The Consent Solicitations also seek consents to direct the Trustee to execute and deliver an amendment to the Access, Use and Intercreditor Agreement, dated as of June 10, 2005, by and among the Company, the Guarantors, the lenders party thereto and the Trustee (the “Amended and Restated Intercreditor Agreement”), to reflect the incurrence by the Company of a new $15,000,000 term loan secured by the Collateral (as defined therein) in favor of Citicorp USA, Inc. and the lenders party thereto.

If the Consent Solicitations are consummated, the Proposed Waivers will be effected by a Waiver under each of the Indentures and the Proposed Amendments will be effected by a Supplemental Indenture under each of the Indentures. The Company’s failure to file its 2008 Form 10-K and First Quarter Form 10-Q and to deliver its Compliance Certificate will be waived and the Company’s obligations under the Indentures to file periodic and current reports on Forms 10-K, 10-Q and 8-K with the SEC will be suspended during the Filing Suspension Period. The Company instead will use its reasonable efforts to deliver certain unaudited quarterly and annual financial information to the holders of its outstanding 2012 Notes and its outstanding 2013 Notes during the Filing Suspension Period. The Company and Trustee also will execute and deliver the Amended and Restated Intercreditor Agreement.

The Consent Solicitations will expire at 5:00 p.m., New York City time, on December 2, 2008, or such later time and date to which the Consent Solicitations are extended (such time and date, the “Expiration Time”). Consents may be revoked at any time prior to the date on which the relevant Waiver is executed (each, an “Effective Date”) but not on or after the Effective Date. The Effective Date is expected to be December 3, 2008.

The Company will pay to the holders of Notes who deliver valid and unrevoked consents prior to the Expiration Time a cash payment equal to $5.00 per $1,000 principal amount of Notes for which consents have been delivered by such holder.

The Company’s Notice of Consent Solicitation dated November 20, 2008 is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This current report on Form 8-K includes statements that may constitute “forward-looking statements”, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from these expectations due to the Company’s ongoing discussions with its lenders and investors, the outcome of which cannot be accurately predicted. Other factors that would cause or contribute to such differences include, but are not limited to: price volatility and availability of raw materials and the Company’s ability to correspondingly increase its prices, competitive factors, risks related to foreign investments and operations, seasonality and changes in environmental and safety laws and regulations. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice of Consent Solicitation dated November 20, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young
Title: Chief Executive Officer

Date: November 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Consent Solicitation dated November 20, 2008.